POWER OF ATTORNEY
                                -----------------


         The undersigned hereby appoints ALBERT J. DETZ and JEFFREY M. MATTSON as his/her true and lawful attorneys-in-fact for the purpose of signing the Annual Report on Form 10-K of GERALD STEVENS, INC. for the year ended August 31, 1999, and all amendments thereto, to be filed with the Securities and Exchange Commission. Each of such attorneys-in-fact is appointed with full power to act without the other.

                  /s/ S. Berrard
                  /s/ T. Byrne
                  /s/ R. Johnson
                  /s/ R. Owades
                  /s/ K. Puttick
                  /s/ K. Royer
                  /s/ A. Williams

Dated:  November 24, 1999